UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 6, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address Of Principal Executive Offices) (Zip Code)

(619) 631-8261

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	RVYL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03         Material Modification to Rights of Security Holders.

The board of directors (“Board”) of RYVYL Inc., a Nevada corporation (the “Company”), approved a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split will become legally effective as of 5:01 p.m. Eastern Standard Time on September 6, 2023 (the “Legal Effective Date”), and the Common Stock will open for trading on The Nasdaq Stock Market LLC (“Nasdaq”) on a reverse split-adjusted basis on September 7, 2023 under the existing trading symbol “RVYL.”

Reason for the Reverse Stock Split.

The Company is effectuating the Reverse Stock Split in order to better assure that the minimum bid price of its Common Stock is greater than $1.00 per share so that it maintains compliance with Nasdaq Listing Rule 5550(a)(2) and to make investments in the Company more attractive to investors by increasing the trading price of the Company’s Common Stock on such market.

Effects of the Reverse Stock Split.

At the Legal Effective Date, every ten (10) shares of the Common Stock issued and outstanding will be automatically reclassified into one (1) new share of Common Stock. The total number of shares of Common Stock authorized for issuance will then be reduced by a corresponding proportion from 175,000,000 shares to 17,500,000 shares of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.001 per share. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 39366L307.

The total number of shares of preferred stock of the Company authorized for issuance will remain at 5,000,000 shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

VStock Transfer, LLC is acting as transfer and exchange agent for the Reverse Stock Split. Shareholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split. Those stockholders holding shares of the Company's Common Stock in certificate form will receive a transmittal letter with instructions as soon as practicable after the Legal Effective Date.

Nevada State Filing.

The Company effected the Reverse Stock Split pursuant to the filing of a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on September 6, 2023, in accordance with Nevada Revised Statutes (“NRS”) Section 78.209. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required.

Under Nevada law, because the Reverse Stock Split was approved by the Board of the Company in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effectuate a Reverse Stock Split without stockholder approval if (i) both the number of authorized shares of the Common Stock and the number of issued and outstanding shares of the Common Stock are proportionally reduced as a result of the Reverse Stock Split; (ii) the Reverse Stock Split does not adversely affect any other class of stock of the Company; and (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the Reverse Stock Split complies with such requirements.

Immediately after effecting the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of the Company’s Common Stock will be substantially unaffected by the Reverse Stock Split.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01         Regulation FD Disclosure.

On September 6, 2023, the Company issued a press release disclosing the Reverse Stock Split and the effects thereof. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Document
3.1	Certificate of Change, filed on September 6, 2023
99.1	Press Release, dated September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL, Inc.

Date: September 6, 2023	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer